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                                                                 Exhibit 99

<Ohio Casualty Corporation Letterhead>


Analyst contact:
Dennis E. McDaniel
Vice President and Controller
513-603-2197
dennis.mcdaniel@ocas.com

Media contact:
Cindy L. Denney
Assistant Vice President, Corporate Communications
513-603-2074 (ofc.), 513-703-7372 (cell)
cindy.denney@ocas.com


For Immediate Release


                         OHIO CASUALTY CORPORATION
                       ANNOUNCES STORM LOSS ESTIMATE


FAIRFIELD, Ohio, May 14, 2003 --- Ohio Casualty Corporation (Nasdaq:OCAS) today announced that second quarter earnings will be impacted by net catastrophe losses estimated at $12 million before tax which were incurred during the period April 1 though May 11, 2003. Approximately $9 million of the estimated catastrophe losses are related to severe weather in seventeen states from May 2 through 11, 2003. The impact of the estimated $12 million in catastrophe losses is expected to be approximately 3.5 points on the full second quarter 2003 combined ratio. Catastrophe losses of $10.3 million impacted the second quarter 2002 combined ratio by 2.8 points and the 1995-2001 second quarter historical average was 5.4 points.

The Corporation typically does not announce catastrophe estimates prior to reporting complete results for the quarter. However, disclosure is being made at this time due to the high level of publicity surrounding the recent storms and due to the Corporation's relatively high concentration of business in several of the states impacted.

President and Chief Executive Officer Dan Carmichael, CPCU commented, "We have teams of additional claims professionals in place in several areas that suffered significant storm damage as we continue to deliver excellence in claims service to our policyholders."


Corporate Profile
Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty subsidiary companies that make up Ohio Casualty Group. The Ohio Casualty Insurance Company was founded in 1919 and is licensed in 49 states. Ohio Casualty Group is ranked 40th among U.S. property/casualty insurance groups based on net


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premiums written (Best's Review, July 2002).  The Group's member companies write auto, home and business insurance. Ohio Casualty Corporation trades on the NASDAQ Stock Market under the symbol OCAS and had assets of approximately $4.8 billion as of March 31, 2003.

Ohio Casualty Corporation publishes forward-looking statements relating to such matters as anticipated financial performance, business prospects and plans, regulatory developments and similar matters. The statements contained in this news release that are not historical information, are forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The operations, performance and development of the Corporation's business are subject to risks and uncertainties, which may cause actual results to differ materially from those contained in or supported by the forward looking statements in this release. The risks and uncertainties that may affect the operations, performance, development and results of the Corporation's business include the following: changes in property and casualty reserves; catastrophe losses; premium and investment growth; product pricing environment; availability of credit; changes in government regulation; performance of financial markets; fluctuations in interest rates; availability and pricing of reinsurance; litigation and administrative proceedings; rating agency actions; acts of war and terrorist activities; ability of Ohio Casualty to retain business acquired from the Great American Insurance Company; ability to achieve targeted expense savings; ability to achieve premium targets and profitability goals; and general economic and market conditions.

Ohio Casualty Corporation undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Investors are also advised to consult any further disclosures made on related subjects in the Company's reports filed with the Securities and Exchange Commission or in subsequent press releases.